BROADWAY
FINANCIAL CORPORATION

April 23, 2020

Antonio Villlaraigosa
Board Chair
The Capital Corps
16845 Von Karman Avenue, Suite 200
Irvine, CA 92606

Re: Broadway Financial Corporation

Dear Mayor Villaraigosa:

I am writing on behalf of the board of directors of Broadway Financial Corporation to respond to the letter, dated April 13, 2020, from you and other persons on behalf of The Capital Corps proposing a transaction for the acquisition of Broadway Financial Corporation by The Capital Corporation.

The board of directors of Broadway Financial Corporation has given careful attention to your letter, including the price and terms of the acquisition transaction you have proposed, and has discussed them with our financial and legal advisors. Based upon such discussions among the board of directors and its advisors, the board of directors has determined that it would not be in the best interests of Broadway Financial Corporation or its stockholders to pursue your proposal.

Very truly yours,

Virgil Roberts
Board Chair